EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(b)/15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350
     In connection with the Annual Report of Endologix, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul McCormick, Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. 1350, that to the best of my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul McCormick
Paul McCormick
Chief Executive Officer

     This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.
Date: March 16, 2006